UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008 (October 27, 2008)

Columbia Bancorp
(Exact name of registrant as specified in its charter)

Oregon
(State or other jurisdiction of incorporation)
0-27938	93-1193156
(Commission File Number)	(IRS Employer Identification No.)

401 East Third Street, Suite 200
The Dalles, Oregon 97058
(Address of principal executive offices, including zip Code)

(541) 298-6649
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 27, 2008 the Board of Directors of Columbia Bancorp, an Oregon corporation (“Columbia”) and its wholly-owned subsidiary Columbia River Bank, an Oregon banking corporation (“CRB” and together with Columbia, the “Company”) appointed Staci L. Coburn as Chief Financial Officer effective November 3, 2008.

Ms. Coburn was named Corporate Vice President and Chief Accounting Officer of CRB and Principal Accounting Officer of Columbia in September of 2007. She joined Columbia as Financial Assistant in April of 1998 and remained in that position through April, 2000. She was promoted to the role of Assistant Vice President and Accounting Manager and served in that capacity from April, 2000 to November, 2001. Ms. Coburn was Vice President and later Senior Vice President and Controller from November, 2001 through September, 2007. She holds a B.B.A. degree in accounting from Boise State University and is a licensed Certified Public Accountant in the State of Oregon. Ms. Coburn has 12 years combined banking and accounting-related experience and is 39 years old. Ms. Coburn’s employment agreement with the Company will be amended to provide for an annual base salary of $135,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANCORP

Date: October 31, 2008	By:	/s/ Terry L. Cochran
Terry L. Cochran
President and Chief Executive Officer